EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Certified Public Accountants & Consultants

12515 Orange Drive  ■  Suite 814  ■  Davie, Florida  33330  ■  Phone 954.475.1260  ■  Fax 954.475.1221

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

September 7, 2009

Dear Mr. Borish
Freedom Environmental Services, Inc.

RE:  Letter of Consent

Kramer Weisman and Associates, LLP hereby provides its consent to the use of our audit report dated September 2, 2009 for the audit of the Freedom Environmental Services, Inc. balance sheets, related statement of operation and stockholders equity and cash flows for the year ended December 31, 2007.

Furthermore, we hereby provide our consent to Tarvaran, Askelson & Company, LLP to reference our audit report in the report to be published by Tarvaran, Askelson & Company LLP for the year ended December 31, 2008. We understand that our audit report will be included in the Form 10K for the year ended December 31, 2008.

We have reviewed form 10K which the Company plans to publish and approve all references which relate to our audit report dated September 2, 2009 without exception.

Very Truly Yours,

/s/ Kramer Weisman & Associates, LLP

Davie, Florida